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                                                                 Exhibit (d)(16)
                                    AMENDMENT

      THIS AMENDMENT (this "Amendment"), dated as of September 29, 2003, is made between FOX PAINE SEMINIS HOLDINGS, LLC, a Delaware limited liability company ("FPSH"), and SEMINIS ACQUISITION LLC, a Delaware limited liability company ("Parent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement, dated as of May 30, 2003, made by and among FPSH, Banca Afirme, S.A., Institucion de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Irrevocable Administration and Payment Trust Number 167-5 (Fidelcomiso Irrevocable de Administracion y Pago Numero 167-5), a Mexican Trust (the "ARG Trust"), Parent and Seminis Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") (the "Stock Purchase Agreement").

      WHEREAS, in accordance with Section 8.4 of the Stock Purchase Agreement, the parties hereto wish to amend the terms of the Stock Purchase Agreement as set forth below;

      NOW, THEREFORE, in consideration of the foregoing and the premises, representations, warranties and agreements contained in the Stock Purchase Agreement, the parties hereto agree as follows:

      FIRST:    The fourth to last "WHEREAS" recital shall be amended and
restated in its entirety as follows:

      WHEREAS, after the Closing and the closing of the Debt Financing (as defined in the Merger Agreement), Parent shall be liquidated pursuant to the terms of the LLC Agreement (as defined in the Contribution Agreement) and in such liquidation, Parent will distribute (i) the Cash Distribution to Savia, S.A. de C.V. ("Savia"), (ii) if the ARG Option is exercised, the right to receive the ARG Purchase Price to Savia, (iii) the right to receive the "Purchase Price" (as such term is defined in the Gonzalez Stock Purchase Agreement) in accordance with the terms of the Gonzalez Stock Purchase Agreement to Savia, (iv) the right to receive the "Purchase Price" (as such term is defined in the Bondholder SPC Stock Purchase Agreement) in accordance with the terms of the Bondholder SPC Stock Purchase Agreement to Savia, (v) shares of New Company Common Stock to the Persons (and in the amounts) set forth in Section 3.4(b) of the Parent Disclosure Schedule, and (vi) all remaining assets, if any, including shares of New Company Common Stock not purchased pursuant to the ARG Option, to Savia;

      SECOND:   The defined term "Additional Purchaser" set forth in Article I of the Stock Purchase Agreement shall be deleted in its entirety.

      THIRD:    The defined term "Additional Purchase Amount" set forth in
Article I of the Stock Purchase Agreement shall be deleted in its entirety.

      FOURTH:   The defined term "Additional Sale Shares" set forth in Article
I of the Stock Purchase Agreement shall be deleted in its entirety.
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      FIFTH:     The defined term "Cash Distribution" set forth in Article I of the Stock Purchase Agreement shall be amended and restated in its entirety as follows:

      "Cash Distribution" shall mean an amount equal to $235,035,135.

      SIXTH:     The defined term "FPSH Sale Shares" set forth in Article I of the Stock Purchase Agreement shall be amended and restated in its entirety as follows:

      "FPSH Sale Shares" shall mean (i) 62,716,028 shares of New Company Common Stock MINUS (ii) the PS Plug Number.

      SEVENTH:   The following new defined terms shall be added to Article I of the Stock Purchase Agreement:

      "Bondholder SPC Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of September 28, 2003, by and between Banca Afirme, S.A. Institucion de Banca Multiple, Afirme Grupo Financiero, as Trustee, under the Administration Trust Number 243-4 (Fideicomiso De Adminstracion) and Parent.

      "Gonzalez Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of September 28, 2003, by and between Marcela Gonzalez and Parent.

      "PS Plug Number" shall mean a number of shares of New Company Common Stock equal to the quotient of (i) the aggregate cash purchase prices actually received by the Company pursuant to the Subscription Agreements, DIVIDED BY (ii) $3.40.

      "Subscription Agreements" shall mean (a) the Class C PIK Preferred Stock and Warrant Subscription Agreement, dated as of September 28, 2003, by and between Merger Sub and The Northwestern Mutual Life Insurance Company and
      (b) the Class C PIK Preferred Stock and Warrant Subscription Agreement, dated as of September 28, 2003, by and among Merger Sub, Stichting Pensioenfonds Abp and Stichting Pensioenfonds Voor De Gezondheid, Geestelijke En Maatschappelijke Belangen.

      EIGHTH:    References in the Stock Purchase Agreement to "6,411,953" shall be replaced by a number equal to 6,411,953 PLUS the PS Plug Number and references to $21,800,641 shall be replaced by an amount equal to $21,800,641 PLUS the aggregate cash purchase prices actually received by the Company pursuant to the Subscription Agreements.

      NINTH:     Section 3.4(b) of the Stock Purchase Agreement shall be amended and restated in its entirety as follows:

      Immediately after the Closing and the closing of the Debt Financing (as defined in the Merger Agreement), Parent shall be liquidated pursuant to the terms of the LLC Agreement (as defined in the Contribution Agreement) and in such liquidation, Parent will distribute (i) the Cash Distribution to Savia, (ii) if the ARG Option is exercised, the right to receive the ARG Purchase Price to Savia, (iii) the right to receive the "Purchase Price" (as such term is defined in the Gonzalez Stock Purchase Agreement) in accordance with the terms of the




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      Gonzalez Stock Purchase Agreement to Savia, (iv) the right to receive the
      "Purchase Price" (as such term is defined in the Bondholder SPC Stock Purchase Agreement) in accordance with the terms of the Bondholder SPC Stock Purchase Agreement to Savia, (v) shares of New Company Common Stock to the Persons (and in the amounts) set forth in Section 3.4(b) of the Parent Disclosure Schedule and (vi) all remaining assets, if any, including shares of New Company Common Stock not purchased pursuant to the ARG Option, to Savia.

      TENTH:      Section 3.5(a) of the Stock Purchase Agreement shall be
amended and restated in its entirety as follows:

      (a) Immediately following the Effective Time and immediately prior to the Closing, the authorized capital stock of the Company shall consist of (i) 200,000,000 shares of New Company Common Stock, 84,377,861 shares of which shall be issued and outstanding and owned exclusively by Parent, and (ii) 5,000,000 shares of Company Preferred Stock, (A) 25,000 shares of which shall be designated as shares of Company Class A Preferred Stock, none of which shall be issued or outstanding, and (B) 25,000 shares of which shall be designated as shares of Company Class B Preferred Stock, 25,000 shares of which may be issued and outstanding. Except (v) as set forth in the preceding sentence, (w) the options to purchase shares of New Company Common Stock granted under the Amended and Restated Seminis, Inc. 1998 Stock Option Plan which are or become Retained Options (as defined in the Merger Agreement) in accordance with any agreements among Parent, FPSH and any individual owning such Retained Options (as defined in the Merger Agreement), (x) as contemplated by this Agreement, (y) as provided in the employment agreements and letter agreements set forth in Section 3.5 of the Parent Disclosure Schedule and (z) as contemplated by the Subscription Agreements, immediately following the Effective Time and immediately prior to the Closing, there will be no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than pursuant to this Agreement and the Related Agreements (including the Stockholders' Agreement to be executed at the Closing), there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

      ELEVENTH:   The contribution by Adrian Rodriguez of 18,375 shares of Old
Company Common Stock shall be deemed to be a contribution of 18,378 shares of Old Company Common Stock for all purposes of the Stock Purchase Agreement and the Contribution Agreement.

      TWELFTH:    References in the Stock Purchase Agreement to the Contribution
Agreement shall mean the Contribution Agreement, as amended in accordance with the amendment, of even date herewith, entered into among the parties thereto.

      THIRTEENTH: Section 7.2(k) of the Parent Disclosure Schedule shall be amended and restated in its entirety as set forth on Annex A hereto and any references in the Stock



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Purchase Agreement to Section 7.2(k) of the Parent Disclosure Schedule shall be deemed to be to Section 7.2(k) as set forth on Annex A hereto.

      FOURTEENTH: All references to "17,719,525*" in Exhibit B-1 to the Stock Purchase Agreement shall be deleted and replaced by "14,453,036".

      FIFTEENTH: This Amendment shall be construed and enforced in accordance with the laws of the state of Delaware applicable to contracts made and to be performed wholly within such state.

      SIXTEENTH: This Amendment may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

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